-----------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                   LYCOS, INC.
                              DI ACQUISITION CORP.
                       INTERNET MUSIC DISTRIBUTION, INC.,
                                       AND
              THE SHAREHOLDERS OF INTERNET MUSIC DISTRIBUTION, INC.
                                   DATED AS OF
                                  JULY 17, 1999
           -----------------------------------------------------------


                                                 TABLE OF CONTENTS

ARTICLE I.........................................................................................................7
   1.1 The Merger.................................................................................................7
   1.2 Effective Time.............................................................................................8
   1.3 Effect of the Merger.......................................................................................8
   1.4 Certificate of Incorporation; By-Laws......................................................................8
   1.5 Directors and Officers.....................................................................................8
   1.6 Additional Actions.........................................................................................8
ARTICLE II........................................................................................................9
   2.1 Merger Consideration.......................................................................................9
   2.2 Conversion of Shares.......................................................................................9
   2.3 Exchange of Certificates..................................................................................12
   2.4 No Fractional Securities..................................................................................13
   2.5 Stock Transfer Books......................................................................................13
   2.6 No Further Ownership Rights in Company Stock..............................................................13
   2.7 Adjustment Events.........................................................................................13
   2.8 Escrow....................................................................................................13
   2.9 Tax Consequences..........................................................................................14
   2.10 Treatment of Shareholder Notes Payable and Notes Receivable..............................................14
   2.11 PC Transaction Fees......................................................................................14
ARTICLE III......................................................................................................15
   3.1 Corporate Organization....................................................................................15
   3.2 Authorization.............................................................................................15
   3.3 Consents and Approvals; No Violations.....................................................................16
   3.4 Capitalization............................................................................................16
   3.5 Financial Statements......................................................................................17
   3.6 Absence of Undisclosed Liabilities........................................................................17
   3.7 Absence of Certain Changes or Events......................................................................18
   3.8 Legal Proceedings, etc....................................................................................18
   3.9 Taxes.....................................................................................................18
   3.10 Title to Properties and Related Matters..................................................................20
   3.11 Intellectual Property; Proprietary Rights; Employee Restrictions.........................................21
   3.12  Contracts...............................................................................................23
   3.13 Employees; Employee Benefits.............................................................................24
   3.14 Compliance with Applicable Law...........................................................................26
   3.15 Ability to Conduct the Business..........................................................................26
   3.16 Major Customers..........................................................................................27
   3.17 Consultants, Sales Representatives and Other Agents......................................................27
   3.18 Accounts Receivable......................................................................................27
   3.19 Insurance................................................................................................28
   3.20 Bank Accounts; Powers of Attorney........................................................................28
   3.21 Minute Books, etc........................................................................................28
   3.22 Related Person Indebtedness and Contracts................................................................28
   3.23 Brokers; Payments; Expenses..............................................................................28
   3.24 Disclosure...............................................................................................28
   3.25 Year 2000 Compliance.....................................................................................29
ARTICLE IV.......................................................................................................29
   4.1 Authorization etc.........................................................................................29
   4.2 Parent Common Stock.......................................................................................30
ARTICLE V........................................................................................................32
   5.1 Corporate Organization....................................................................................32
   5.2 Authorization.............................................................................................33
   5.3 Consents and Approvals; No Violations.....................................................................33
   5.4 Capitalization............................................................................................34
   5.5  SEC Reports and Financial Statements.....................................................................34
   5.6 Absence of Certain Changes................................................................................35
   5.7 Litigation................................................................................................35
ARTICLE VI.......................................................................................................35
   6.1 Conduct of Business of the Company........................................................................35
   6.2 Other Negotiations........................................................................................37
ARTICLE VII......................................................................................................37
   7.1 Access to Properties and Records..........................................................................37
   7.2 Reasonable Efforts; etc...................................................................................38
   7.3 Material Events...........................................................................................38
   7.4 Registration Statement on Form S-8........................................................................38
   7.5. Fees and Expenses........................................................................................38
   7.6 Employees.................................................................................................38
   7.7 Directors and Officers Indemnification....................................................................38
   7.8 Non-competition...........................................................................................39
   7.9 Post-Closing Payment......................................................................................39
ARTICLE VIII.....................................................................................................39
   8.1 Representations and Warranties True.......................................................................39
   8.2 Performance...............................................................................................40
   8.3 Absence of Litigation.....................................................................................40
   8.4 Consents..................................................................................................40
   8.5  Additional Agreements....................................................................................40
   8.6 Opinion of Perkins Coie...................................................................................41
   8.7 Delivery of Certificates for Cancellation.................................................................41
   8.8 Appraisal Rights..........................................................................................41
   8.9 Termination of Shareholders' Agreement....................................................................41
   8.10 Certificate of Merger....................................................................................41
ARTICLE IX.......................................................................................................41
   9.1 Representations and Warranties True.......................................................................42
   9.2 Performance...............................................................................................42
   9.3 Absence of Litigation.....................................................................................42
   9.4 Consents..................................................................................................42
   9.5 Additional Agreements.....................................................................................43
   9.6 Opinion of Hutchins, Wheeler & Dittmar....................................................................43
   9.7 Certificate of Merger.....................................................................................43
   9.8 Shares of Parent Common Stock.............................................................................43
ARTICLE X........................................................................................................43
   10.1 Termination..............................................................................................43
   10.2 Effect of Termination....................................................................................44
ARTICLE XI.......................................................................................................44
   11.1 Indemnity Obligations of the Shareholders................................................................44
   11.2 Appointment of Representative............................................................................45
   11.3 Notification of Claims...................................................................................45
   11.4 Duration.................................................................................................46
   11.5 Escrow...................................................................................................46
   11.6 Limitation on Indemnification............................................................................47
   11.7 No Contribution..........................................................................................47
ARTICLE XII......................................................................................................48
   12.1 Registration Rights......................................................................................48
   12.2 Indemnification..........................................................................................50
   12.3 Current Public Information...............................................................................51
   12.4 Termination of Registration Rights.......................................................................51
   12.5 Transferability of Registration Rights...................................................................51
ARTICLE XIII.....................................................................................................51
   13.1 Amendment................................................................................................51
   13.2 Waiver of Compliance.....................................................................................51
   13.3 Notices..................................................................................................52
   13.4 Assignment...............................................................................................53
   13.5 No Third Party Beneficiaries.............................................................................53
   13.6 Public Announcements.....................................................................................53
   13.7 Counterparts.............................................................................................53
   13.8 Headings.................................................................................................53
   13.9 Entire Agreement.........................................................................................54
   13.10 Governing Law...........................................................................................54


EXHIBITS

         Exhibit A         Certificate of Merger
         Exhibit B         Form of Letter of Transmittal
         Exhibit C         Indemnity and Escrow Agreement
         Exhibit D         Form of Employment and Non-Competition Agreement
         Exhibit E         Form of Consulting and Non-Competition Agreement
         Exhibit F         Form of Nondisclosure and Inventions Agreement
         Exhibit G         Opinion of Perkins Coie LLP
         Exhibit H         Opinion of Hutchins, Wheeler & Dittmar

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of July 17, 1999 by and among Lycos, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), DI Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), Internet Music Distribution, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and each of the Shareholders of the Company, each of whom is listed on the signature page hereto (each, a "Shareholder" and collectively, the "Shareholders").

         WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of Acquisition with and into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation and the Shareholders will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1......The  Merger.  (a) At the Effective Time (as defined in Section
1.2), and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date on which the Merger is consummated is referred to herein as the "Closing Date."

         1.2......Effective   Time.  As  promptly  as   practicable   after  the
satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL in the form of Exhibit A hereto (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

         1.3......Effect of the Merger. At the Effective Time, the effect of the
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         ..4      Certificate of Incorporation; By-Laws

                  (a) Certificate of Incorporation. Unless otherwise determined by the Parent prior to the Effective Time, the Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

                  (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         1.5......Directors   and  Officers.   The   directors  of   Acquisition
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6......Additional  Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

         2.1......Merger  Consideration.  Except as set forth in Section  2.2(e)
hereof, the consideration payable in the Merger to holders of shares of the Company's common stock, par value $.0001 per share ("Company Common Stock") shall consist solely of shares of the common stock, par value $.01 per share, of the Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing and from time to time thereafter pursuant to Section 2.2 in accordance with the terms of this Agreement. Such shares of Parent Common Stock issuable at the Closing as provided herein shall in the aggregate be referred to as the "Initial Merger Consideration."

         ..2      Conversion of Shares

                  (a) Conversion of Shares. (i) Each share of Company Common Stock (including Option Shares, as defined in Section 2.2(c)) issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Section 262 of the DGCL ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of Parent Common Stock as shall be obtained by dividing (A) the number of shares obtained by dividing $55,050,000 (including the Parent's obligation with respect to attorneys' fees), less accounts receivable of the Company in the amount of $20,000 and less the Closing Date PC Transaction Fee (as defined in Section 2.11 hereof), by the Applicable Average Closing Price (as defined in Section 2.2(a)(iii)) by (B) the total number of Fully Diluted Shares (as defined below), with the resulting quotient (carried to two decimal places) being referred to herein as the "Exchange Ratio." "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock, immediately prior to the Closing Date, calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested) and warrants had been converted or exercised. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares." For purposes of this Agreement, the term "Average Closing Market Price" shall mean the average of the last quoted sale price per share of Parent Common Stock on the Nasdaq National Market during the twenty (20) consecutive trading days ending on (and including) the earlier of (A) the trading day immediately preceding the Closing Date and (B) July 21, 1999.
Schedule 2.2 attached hereto sets forth, with respect to the Initial Merger Consideration, (i) the Average Closing Market Price, (ii) the Exchange Ratio and
(iii) the aggregate number of Merger Shares.

         (ii).....The  Initial Merger  Consideration  will be increased based on the average number of "Unique Users" recorded by the Surviving Corporation during the eleventh (11th) and twelfth (12th) months (the "Measurement Period") following the first day of the first calendar month following the Closing (the "Average Unique User Count"). For purposes hereof, "Unique User" shall mean a user that, during the Measurement Period, has accessed a downloaded player that has been tagged with a specific user ID since May 26, 1999. A player will only be tagged with a specific user ID after being downloaded following a referral from a Qualified Site or after typing in the URL www.sonique.com or URLs of other Sonique-branded sites or after using a bookmark to www.sonique.com or to other Sonique-branded sites. A "Qualified Site" shall mean any Website NOT part of the Lycos Network (which shall include any site owned, operated, or co-branded by the Parent, excluding www.sonique.com and other Sonique-branded sites). Both the Parent and the Company agree to use their best efforts to implement appropriate tracking technology on the www.sonique.com and Sonique-branded sites. From May 26, 1999 until the Effective Time, all existing players already tagged with a user ID will be considered to be validly tagged for consideration as a Unique User. From the Effective Time until the earlier of two weeks or the time as such technology is implemented, a maximum of 14,000 downloaded players per day will be tagged with a user ID. Thereafter, in the event that the Parent and the Company cannot reasonably determine that an individual player download resulted via a Qualified Site, such individual player will not be tagged with a user ID for consideration as a Unique User. The maximum possible Earn-Out shall be $15 million, and the actual Earn-Out shall be an amount equal to: the Average Unique User Count divided by 12,000,000, multiplied by $15 million (such amount not to exceed $15 million referred to as the "Earn-Out"). The Shareholders shall be eligible to receive a pro rata portion of the actual Earn-Out, after subtracting the Earn-Out Date PC Transaction Fee (as defined in Section 2.11 hereof). The Earn-Out shall be paid within thirty (30) business days after expiration of the Measurement Period, and may be paid, in the sole discretion of the Parent, in either cash or shares of Parent Common Stock; provided that the aggregate cash portion of the actual Earn-Out payment shall not exceed twenty percent (20%) of the aggregate value of the Initial Merger Consideration plus the aggregate Earn-Out. In the event that the Earn-Out is paid in shares of Parent Common Stock, the aggregate number of such shares issuable shall be determined by dividing the total dollar amount of the Earn-Out by the average of the last quoted sale price per share of Parent Common Stock on the Nasdaq National Market for each of the twenty (20) trading days immediately preceding the last day of the Measurement Period.

         (iii) The "Applicable Average Closing Price" shall mean:

     (A) the Average Closing Market Price, in the event that the Average Closing Market Price equals an amount greater than or equal to the Minimum Collar Amount (as herein defined) and less than or equal to the Maximum Collar Amount (as herein defined);

     (B) $110.18 (the "Maximum Collar Amount"), in the event that the Average Closing Market Price is greater than the Maximum Collar Amount; or

     (C) $73.45 (the "Minimum Collar Amount"), in the event that the Average Closing Market Price is less than the Minimum Collar Amount.

                  (b) Treasury Shares. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

                  (c) Company Common Stock Granted Under 1999 Stock Plan. All issued and outstanding shares of Company Common Stock that were issued upon exercise of options under the Company's 1999 Stock Plan (the "Option Shares") shall be converted as set forth in Section 2.2(a)(i); provided that (A) the shares of Parent Common Stock issuable in exchange for such Option Shares shall be subject to the same restrictions and vesting periods applicable to such Option Shares under the Company's 1999 Stock Option Plan and any restricted related stock award agreement or restricted share grant agreement and (B) certificates evidencing such shares of Parent Common Stock will be issued at Closing and held in Escrow by Parent until such times that such shares are vested.

                  (d) Acquisition Shares. Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

                  (e) Dissenting Shares. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Section 262 of the DGCL; provided, however, that shares of Company Common Stock that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Section 262 of the DGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Shares in accordance with the procedures specified in Section 2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Section 262 of the DGCL shall be exclusively that of the Surviving Corporation and that Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

         ..3      Exchange of Certificates

                  (a) From and after the Effective Time, each holder of an outstanding certificate or certificates (the "Certificates") which represented shares of Company Common Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Parent, and receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares (as defined in Section 2.8)) into which the Company Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form of Exhibit B attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted but shall, subject to applicable appraisal rights under the DGCL and
Section 2.2(e), have no other rights. Subject to appraisal rights under the DGCL and Section 2.2(e), from and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Parent Common Stock into which such shares of Company Common Stock have been converted.

                  (b) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a holder of shares of Company Common Stock for shares of Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a). The Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         2.4 No Fractional Securities. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Applicable Average Closing Price.

         2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

         2.6 No Further Ownership Rights in Company Stock. The Merger Shares delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.7 Adjustment Events. If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably acceptable to the Parent and the Company.

         2.8 Escrow. At the Effective Time, Parent will deposit in escrow, on a pro rata basis, certificates representing forty percent (40%) of the Merger Shares, together with stock powers duly endorsed in blank (collectively, the "Escrow Shares "). The Escrow Shares shall be held as security for the indemnification obligations under Article XI pursuant to the provisions of an Indemnity and Escrow Agreement (the "Escrow Agreement ") in the form of Exhibit C attached hereto. On the date which is 180 days after the Closing Date, if there are any Escrow Shares representing over 33.33% of the Merger Shares remaining in the Escrow Fund (less any Escrow Shares being held subject to an Indemnity Claim delivered by Parent in accordance with the terms of the Escrow Agreement on or prior to 180 days after the Closing Date), such excess amount shall be distributed by the Escrow Agent to the Shareholders pursuant to the Escrow Agreement. With respect to those Shareholders who hold Option Shares that will be converted into Merger Shares that are part vested and part unvested, the unvested Merger Shares held by each such Shareholder will be used for Escrow Shares and, if at the Effective Time, less than forty percent (40%) of a Shareholder's Merger Shares are unvested, all of the unvested Merger Shares of such Shareholder will be used for Escrow Shares and that percentage of the vested Merger Shares of such Shareholder necessary to bring such Shareholder's Escrow Shares to the forty percent (40%) level will be delivered to the Escrow Agent by Parent. With respect to those Shareholders who are executing Employment and Non-Competition Agreements or Consulting and Non-Competition Agreements and who hold shares of Company Common Stock that will be converted into Merger Shares that are partially subject to forfeiture, the Merger Shares subject to forfeiture held by each such Shareholder will be used for Escrow Shares and, if at the Effective Time, less than forty percent (40%) of a Shareholder's Merger Shares are subject to forfeiture, all of such Merger Shares that are subject to forfeiture will be used for Escrow Shares and that percentage of the Merger Shares of such Shareholder that are not subject to forfeiture necessary to bring such Shareholder's Escrow Shares to the forty percent (40%) level will be delivered to the Escrow Agent by Parent.

         2.9 Tax Consequences. For Federal income tax purposes, it is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code.

         2.10 Treatment of Shareholder Notes Payable and Notes Receivable. At Closing, the amount of notes receivable on the Company's books with respect to a particular Shareholder shall be applied to reduce the amount of notes payable to such Shareholder on the Company's books, and the excess amount of notes payable to such Shareholder shall be paid, on a dollar for dollar basis, to such Shareholder by Parent in the form of shares of Parent Common Stock valued at the closing price per share of Parent Common Stock on the Nasdaq National Market on the first trading day immediately preceding the Closing Date.

         2.11 PC Transaction Fees. Perkins Coie LLP shall be entitled to receive
(a) at the Effective Time, that number of shares of Parent Common Stock determined by dividing $440,000 (the "Closing Date PC Transaction Fee") by the Applicable Average Closing Price and (b) within thirty (30) business days after expiration of the Measurement Period, .8% of the aggregate Earn-Out, payable in the form of shares of Parent Common Stock, with the number of shares being determined as set forth in Section 2.2 (a)(ii) hereof (the "Earn-Out Date PC Transaction Fee"). The shares of Parent Common Stock received by Perkins Coie LLP under this Section 2.11 shall be entitled to the registration rights set forth in Article XII hereof.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

         The Company and each of the Shareholders jointly and severally represent and warrant to the Parent and Acquisition that:

         3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries (as defined in Section 3.4(b)). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Certificate of Incorporation (certified by the Secretary of State of the State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Certificate of Incorporation nor the By-Laws of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Company Material Adverse Effect" means any change, event or effect that is, or that would reasonably likely be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company.

         3.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors and the stockholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificate of Merger pursuant to the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         3.3 Consents and Approvals; No Violations. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, and except as disclosed in Schedule 3.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not, individually or in the aggregate, have a Company Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, except for such violations and conflicts which would not, individually or in the aggregate, have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate; or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. Without limiting the generality of clause (ii) above, neither the Company nor any of the Shareholders is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

         ..4      Capitalization

                  (a) The authorized capital stock of the Company consists of 1,200,000 shares of Company Common Stock, of which 990,013 shares are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in Schedule 3.4(a), the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a), there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

                  (b) The  Company  does not own,  directly or  indirectly,  any equity  securities,  or  options,  warrants  or other  rights to acquire  equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

         3.5 Financial Statements. Attached hereto as Schedule 3.5 are the unaudited balance sheet of the Company as of June 30, 1999 and the unaudited statements of income and statements of cash flows of the Company for the period August 1, 1998 through June 30, 1999, including the notes thereto (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company,
(ii) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be expressly indicated therein or on the face of the schedules or notes to such Financial Statements) during the periods covered thereby and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as at the dates, and for the periods, stated therein, except that the Financial
Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

         3.6 Absence of Undisclosed Liabilities. Except (i) as set forth or reserved against in the balance sheet of the Company dated as of June 30, 1999, included in the Financial Statements (the "Balance Sheet"), (ii) for obligations incurred since June 30, 1999 in the ordinary course of business which are not, individually or in the aggregate, material in amount, and (iii) as set forth in
Schedule 3.6, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise. Except for the Closing Date PC Transaction Fee and Earn-Out Date PC Transaction Fee, the Company does not, and will not at Closing, have any obligation to pay any amounts to Perkins Coie LLP.

         3.7  Absence  of  Certain  Changes  or  Events.  Except as set forth in
Schedule 3.7, since June 30, 1999, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth in
Schedule 3.7, since June 30, 1999, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Company Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature;
(vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock;
(ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as defined in Section 3.13(a)) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as defined in Section 3.13(c)); (xi) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (xii) increased the amounts payable to any of the Employees upon the termination of any such person's employment; or (xiii) entered into any agreement to do any of the foregoing.

         3.8 Legal Proceedings, etc. Except as disclosed in Schedule 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company or any Shareholder, threatened, against the Company or its properties, assets or business or, to the best knowledge of the Company or any Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company or any Shareholder, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

         ..9      Taxes

                  (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, or will duly and in a timely manner file, all Tax returns and other filings in respect of Taxes (as defined below) required to be filed by it or which are required to be filed by it on or prior to the Effective Time, and has in a timely manner paid (or will in a timely manner pay) all Taxes which are (or will be) due, whether or not shown on such returns. All such Tax returns have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

                  (b) Except as set forth in Schedule 3.9, there are no actions or proceedings currently pending or, to the knowledge of the Company or any Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. There are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable that are being contested in good faith in appropriate proceedings.

                  (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                  (d) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of Section 341(f) of the Code.

                  (e) Except as set forth in Schedule 3.9, no Shareholder is a foreign person within the meaning of Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

                  (f) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

                  (g) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and does not have any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

                  (h) The Company has withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

         3.10 Title to Properties and Related Matters. (a) Except as set forth on Schedule 3.10(a), the Company has good and valid title to all material personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since June 30,
1999), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $5,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

                  (b) The Company does not own any real property or any interest in real property.

                  (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value as of June 30, 1999, in each case of $5,000 or more. All such personal property is in good operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). None of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property is appropriate for personal property of such nature and is and has been in material conformance with all applicable laws and regulations, except as would not, individually or in the aggregate, have a Company Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Related Person (as defined in Section 3.22).

                  (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding and in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Shareholder) a default by any other party under such lease; (iii) to the best knowledge of the Company or any Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

         3.11 Intellectual Property;  Proprietary Rights; Employee Restrictions.
(a) The Company has disclosed in Schedule 3.11 all copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, trade secrets, Internet domain names or other proprietary rights (collectively, the "Disclosed Intellectual Property Rights" and together with any and all licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and electronic media constituting, describing or relating to the foregoing, the "Intellectual Property Rights") used in the Company's business as presently conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Company's World Wide Web sites and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. Schedule 3.11 separately lists the (i) owned Intellectual Property Rights and (ii) licensed Intellectual Property Rights. All Intellectual Property Rights purported to be owned by the Company and held by any employee, officer or consultant have been validly assigned to the Company. The Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted and as the Company reasonably anticipates its business to be conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 3.11 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. The past and present business activities or products of the Company did not and do not infringe any Intellectual Property Rights of others. The Company has not received any notice or other claim from any person asserting that any of the Company's activities infringe or may infringe any Intellectual Property Rights of such person.

                  The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its Intellectual Property Rights. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the knowledge of the Company and the Shareholders, all trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain or knowledge, nor, to the knowledge of the Company and the Shareholders, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the knowledge of the Company and the Shareholders, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

                  The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company and such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization has sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

                  Neither the Company nor, to the knowledge of the Company and the Shareholders, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services.

                  (b) All officers and key employees, including all developers (contract or otherwise) of or to the Company, have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons. The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted and reasonably anticipated to be conducted.

         3.12 Contracts. (a) Except as set forth in Schedule 3.12(a), the Company is not a party to, or subject to:

                           (i)  any contract, arrangement or understanding, or
series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000;

                           (ii) any note, indenture, credit facility,  mortgage,
security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                           (iii)  any guaranty issued by the Company;

                           (iv)  any  contract,   arrangement  or  understanding
relating to the acquisition, issuance or transfer of any securities;

                           (v)   any contract, arrangement or understanding
relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights;

                           (vi)  any  contract,   arrangement  or  understanding
granting to any person the right to use any material property or material property right of the Company;

                           (vii)  any  contract,  arrangement  or  understanding
restricting the Company's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                           (viii) any  contract,  arrangement  or  understanding
relating to the employment of, or the performance of services of, or the compensation, bonus, severance or other payments to, any employee, consultant or independent contractor;

                           (ix) any contract,  arrangement or understanding with
a Related Person (as defined in Section 3.22); or

                           (x) any outstanding  offer,  commitment or obligation
to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this subsection 3.12(a).

                  (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Shareholder) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Shareholder) a default by any other party under such contract; (iii) to the best knowledge of the Company or any Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

                  (c) Except as set forth in Schedule 3.12(c), all indebtedness of the Company for monies borrowed by the Company is prepayable at any time at the option of the Company, without premium or penalty.

                  (d) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person.

         ..13     Employees; Employee Benefits

                  (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation ever paid to such Employee, the date of employment of such Employee, the accrued vacation time of such Employee and a description of the annual total compensation arrangements currently applicable to such Employee. Except as set forth on Schedule 3.13(a), no employee is entitled to any bonus compensation. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Schedule 3.13(a) sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth in Schedule 3.12(a). None of the Employees has, to the knowledge of the Company or any Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement.

                  (b) The Company has complied with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, except as would not, individually or in the aggregate, have a Company Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate, and there have been no claims made or, to the knowledge of the Company or any Shareholder, threatened, thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in Schedule 3.13(b), there are no controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or any Shareholder, threatened, between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the knowledge of the Company or the Shareholders, threatened, with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

                  (c) The Company has never maintained any of the following for the benefit of any person: defined benefit and defined contribution plan, stock ownership plan, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, or any other employee benefit plan, program or arrangement, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied.

                  (d) Except as indicated on Schedule 3.13(e), the Company has no obligation to provide medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or applicable state medical benefits continuation law. Except as disclosed in
Schedule 3.13(e), the Company will not incur any liability under any severance agreement, deferred compensation agreement, employment or similar agreement as a result of the consummation of the transactions contemplated by this Agreement.

                  (e) There has been and will be no "excess parachute payment" (as that term is defined in Section 280G(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

                  (f) Except as indicated in Schedule 3.13(f), all employees, consultants, sales representatives and other agents employed or engaged by the Company are legally able to be employed or engaged in the United States to the full extent necessary to perform their duties to the Company.

         3.14 Compliance with Applicable Law. The Company is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any such violations which would not, individually or in the aggregate have a Company Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the knowledge of the Company or any Shareholder, is there any inquiry, investigation or proceedings relating thereto.

         3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force and is in compliance with all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the knowledge of the Company or any Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

         3.16 Major Customers. Schedule 3.16 sets forth a complete and correct list, for each month during the period of August 1, 1998 through June 30, 1999, of the five largest customers of the Company in terms of revenue recognized in respect of such customers, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in Schedule 3.16, to the knowledge of the Company or any Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in Schedule 3.16 terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

         3.17 Consultants, Sales Representatives and Other Agents. Schedule 3.17 sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has collectively ever received compensation in excess of $10,000, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation ever earned by each such person. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

         3.18 Accounts Receivable. All accounts receivable of the Company (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) are owned by the Company free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created on or after June 30, 1999, are accurately and fairly reflected in the books and records of the Company. The reserves for bad debts reflected on the Balance Sheet are adequate and were calculated in accordance with generally accepted accounting principles consistent with past practice.

         3.19 Insurance. The Company carries no insurance policies with respect to its business.

         3.20 Bank Accounts; Powers of Attorney. Schedule 3.21 sets forth a complete and correct list showing:

                           (i)  all bank accounts of the Company, together with,
with respect to each such account, the account number, the names of all signatories thereof and the authorized powers of each such signatory; and

                           (ii)  the  names of all  persons  holding  powers  of
attorney from the Company and a summary statement of the terms thereof.

         3.21 Minute Books, etc. The stock certificate book and stock ledger of the Company are complete and correct. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and Shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or Shareholders of the Company.

         3.22 Related Person Indebtedness and Contracts. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Shareholders; (ii) the spouses and children of any of the Shareholders (collectively, "near relatives"); (iii) any trust for the benefit of any of the Shareholders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Shareholders or by any of their respective near relatives.

         3.23 Brokers; Payments; Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Shareholder. No valid claim exists against the Company or the Surviving Corporation or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby. There are no fees or expenses owed to accountants or bankers or other persons in connection with the transactions contemplated hereby that will not be paid prior to Closing, other than the Closing Date PC Transaction Fee and the Earn-Out Date PC Transaction Fee.
         3.24 Disclosure. No representation or warranty by the Company or any of the Shareholders contained in this Agreement and no statement contained in any of the Disclosure Schedules, certificates or other documents or instruments delivered or to be delivered pursuant to this Agreement by the Company or its representatives or any of the Shareholders contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

         3.25 Year 2000 Compliance. The Company has identified all of its systems and software that are subject to Year 2000 Compliance risk and all of such systems and software are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean, with respect to software, whether embedded or otherwise, the ability to consistently and accurately handle date information before, on and after January 1, 2000 without a loss of functionality, including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates and comparing, sequencing, storing and displaying dates (including all leap year considerations).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         4.1  Authorization  etc.  Each  of  the  Shareholders   represents  and
warrants, severally, to the Parent and Acquisition as follows:

     (i) that such Shareholder is the sole and exclusive record and beneficial owner of the shares of the Company's Common Stock and Stock Options set forth opposite such Shareholder's name in Schedule 3.4, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder;

     (ii) that such Shareholder shall, at the Effective Time, deliver to the Parent certificates representing all shares of Company Stock owned by such Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

     (iii) that such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

     (iv) that the execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or the shares of Company Stock held by such Shareholder may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would impair such Shareholder's ability to perform such Shareholder's obligations hereunder, or (C) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Shareholder or by which such shares of Company Common Stock held by such Shareholder may be bound.

         ..2      Parent Common Stock

         Each Shareholder severally acknowledges, represents and warrants to the Parent and Acquisition as follows:

     (i) The Shareholder understands that the shares of Parent Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. The Shareholder understands that the Parent is relying upon the Shareholder's representations and warranties contained in this
Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions. The information contained in the Investor Questionnaire executed by such Shareholder and delivered to Parent in connection with this Agreement is accurate, complete and correct.

     (ii) The Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

     (iii) The Shareholder has made, either alone or together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

     (iv) The Shareholder has reviewed the Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Shareholder's entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent
Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

     (v) The Shareholder understands that the shares of the Parent Common Stock to be received by the Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Shareholder further understands that, except as provided in Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common Stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XII, the Shareholder understands that the Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Shareholder. The Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

     (vi) The Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

     (vii) The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND ACQUISITION

         The Parent and Acquisition jointly and severally represent and warrant to the Company and the Shareholders that:

         5.1 Corporate Organization. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Lycos Material Adverse Effect (as defined below). The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws  (certified  by the Secretary of the Parent as of a recent date)  and  (ii)  the  Certificate  of  Incorporation  of  Acquisition  and  all
amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Lycos Material Adverse Effect" means any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

         5.2 Authorization. Each of the Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.3 Consents and Approvals; No Violations. Subject to the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Lycos Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Lycos Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Lycos Material Adverse Effect.

         5.4 Capitalization. (a) The authorized capital stock of the Parent consists of 300,000,000 shares of Parent Common Stock, of which 43,613,990 shares were issued and outstanding on June 1, 1999 and 5,000,000 shares of Preferred Stock, none of which are issued or outstanding. Except as set forth in
Schedule 5.4, all of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been or will be issued in violation of any applicable preemptive rights. On May 18, 1999, the Board of Directors of the Company authorized a 2-for-1 stock split (in the form of a stock dividend) which stock split will be paid on July 26, 1999 to Stockholders of record on July 16, 1999.

                  (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent.

         5.5 SEC Reports and Financial Statements. The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since August 1, 1997 (such reports and other filings collectively referred to herein as the "Exchange Act Filings"). The Exchange Act Filings constitute all of the documents required to be filed by the Parent under the Exchange Act with the SEC since such date. As of their respective dates, the Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Parent included in the Exchange Act Filings at the time of their filing complied in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited consolidated financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial position, for the fiscal year ended July 31, 1997 and earlier years) for the periods then ended. The unaudited financial statements included in the Exchange Act Filings at the time of their filing complied in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

         5.6 Absence of Certain Changes. Since June 30, 1999, the business of the Parent has been conducted in the ordinary course and consistent with past practice. Except as set forth in Schedule 5.6 or in the Exchange Act Filings filed before the date hereof, since June 30, 1999, there has been no Lycos Material Adverse Effect.

         5.7 Litigation. Except as set forth on Schedule 5.7, as of the date hereof, there is no action, suit, proceeding, claim or arbitration or, to Parent's knowledge, investigation pending, that would have a Lycos Material Adverse Effect, nor, to the knowledge of the Parent, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries that would have a Lycos Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                       CONDUCT OF BUSINESS OF THE COMPANY
                           PRIOR TO THE EFFECTIVE TIME

         6.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Time, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent, the Company and each of the Shareholders agree that the Company,:

     (a) will carry on its business only in the ordinary course and consistent with past practice;

     (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

     (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

     (d) will not amend its Certificate of Incorporation or By-Laws;

     (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise of currently outstanding warrants or options), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

     (f) will not combine, split or otherwise reclassify any shares of its capital stock;

     (g) will not form a Subsidiary;

     (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

     (i) will not (i) make any capital expenditures individually in excess of $5,000 or in the aggregate in excess of $10,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement, (iii) enter into or terminate any lease of, or purchase or sell, any real property,
(iv) enter into any leases of personal property involving individually in excess of $5,000 annually or in the aggregate in excess of $10,000 annually, (v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

     (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees (except pursuant to existing contractual obligations which have been disclosed to the Parent) or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

     (k) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company or any of the Shareholders) any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with the Company's business or the transactions contemplated hereby that could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

     (l) will use its commercially reasonable best efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof; and

     (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $10,000 in the aggregate.

         6.2 Other Negotiations. Neither the Company nor any Shareholder will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the earlier of (a) the Effective Time and (b) termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall immediately (i) notify Parent (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party in writing of the Company's obligations under this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Access to Properties and Records. Between the date of this Agreement and the Effective Time, the Company will provide the Parent and its accountants, counsel and other authorized advisors with reasonable access, to its premises and properties and its books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to Parent and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as Parent shall from time to time reasonably request.

         7.2 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         7.3 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof.

         7.4 Registration Statement on Form S-8. As promptly as practicable following the Effective Time, but in no event later than the tenth business day following the Effective Time, the Parent shall cause to be filed with the SEC, if necessary, one or more Registration Statements on Form S-8 covering the shares of Parent Common Stock issuable pursuant to the arrangements described in
Section 2.2(c) hereof.

         7.5. Fees and Expenses. The parties hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that, subject to Section 2.11 hereof the Shareholders shall be responsible for all the fees, costs and expenses incurred by the Company in connection with this Agreement (excluding the first $50,000) and the transactions contemplated hereby and such fees, costs and expenses shall be deemed to be expenses of the Shareholders (excluding the first $50,000).

         7.6 Employees. Parent shall have sole discretion as to whether to offer employment to the employees of the Company at the Effective Time and to require each such employee to enter into an employment agreement with Parent.

         7.7  Directors  and  Officers   Indemnification.   The  Certificate  of
Incorporation of Acquisition shall include exculpatory and indemnification provisions substantially identical to those now existing in the Certificate of Incorporation of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time and except that the Surviving Corporation shall not be required to indemnify, defend or hold harmless any director or officer of the Company prior to the Effective Time with respect to claims, losses or liabilities arising from or relating to the Company's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         7.8 Non-competition. Each of the Shareholders hereby severally and not jointly agrees that for a period of two (2) years after the date hereof, he or she will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business organization, engage in, or have a financial interest in any business engaged in (excepting only the ownership of not more than 5% of the outstanding securities of any class of any entity listed on an exchange or regularly traded in the over-the-counter market), the development, promotion, and/or marketing of digital audio playing software applications that contain certain functionalities, including but not limited to search, navigation, downloading functionality, e-commerce capabilities and burning/ripping functionality, that are substantially music focused ("Competitive Activity"). Such Shareholder further agrees that, for a period of two (2) years from after the date hereof, he or she will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a Competitive Activity any of the Company's employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Company at any time during the one year immediately preceding the date hereof or that become such with respect to the Company or Buyer or any of its affiliates at any time during the one year immediately following the date hereof. Such Shareholder's obligations under this
Section 7.8 shall survive the termination or cessation of his or her employment with the Company and shall not be limited by any other provision of this Agreement.

         7.9 Post-Closing Payment. Parent agrees to pay deferred compensation in the amount of $223,250 to the employees owed such deferred compensation in the form of shares of Parent Common Stock with the number of shares based on the Applicable Average Closing Price.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE PARENT AND ACQUISITION

         The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent in its sole discretion):

         8.1 Representations and Warranties True. The representations and warranties of the Company and of each of the Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the President and Treasurer of the Company) to that effect with respect to all such representations and warranties made by the Company, and each Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made, jointly and severally or severally, by such Shareholder.

         8.2 Performance. The Company and each of the Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and Treasurer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and each Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by such Shareholder on or before the Closing Date.

         8.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company taken as a whole.

         8.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Shareholder in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         8.5 Additional Agreements. Parent shall have received the following documents:

     (i) the Employment and Non-Competition Agreement in the form of Exhibit D hereto, duly executed by the Company and Al-Riaz Adatia;

     (ii) the Consulting and Non-Competition Agreement in the form of Exhibit E hereto, duly executed by the Company and each of Riaz Valani and Tabreez Verjee;

     (iii) the Nondisclosure and Developments Agreement in the form of Exhibit F hereto, duly executed by each employee of the Company who is not required to execute an Employment Agreement;

     (iv) the Indemnity and Escrow Agreement annexed as Exhibit C hereto, duly executed by Riaz Valani, as Representative of the Shareholders under such Escrow Agreement, together with counterparts signed by the escrow agent named therein and blank stock powers executed by each of the Shareholders with respect to such Shareholder's portion of the Escrow Shares; and

     (v) Resignations of all directors of the Company, effective as of the Effective Time.

         8.6 Opinion of Perkins Coie. The Company shall have delivered to the Parent an opinion of Perkins Coie LLP, counsel to the Company and the Shareholders, in the form attached as Exhibit G hereto.

         8.7 Delivery of Certificates for Cancellation. The share certificates representing at least 95% of the issued and outstanding shares of Company Common Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

         8.8 Appraisal Rights. The holders of at least 95% of the issued and outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and holders of no more than 5% of the issued and outstanding shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

         8.9 Termination of Shareholders' Agreement. The Shareholders' Agreement between the Company and certain of its Shareholders shall have been terminated, effective no later than the Effective Time.

         8.10 Certificate of Merger. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger.

                                   ARTICLE IX

                      CONDITIONS TO THE OBLIGATIONS OF THE
                          COMPANY AND THE SHAREHOLDERS

         The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company and the Shareholders in their sole discretion):

         9.1 Representations and Warranties True. The representations and warranties of each of the Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such representations and warranties made by such entity.

         9.2 Performance. Each of the Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

         9.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or its subsidiaries which, in the reasonable judgment of the Company's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and its subsidiaries taken as a whole.

         9.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         9.5 Additional Agreements. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements:

               (i) the Employment and  Non-Competition  Agreement referred to in
          Section 8.5(i) hereof;

               (ii) the Consulting and Non-Competition Agreements referred to in
          Section 8.5(ii) hereof;

               (iii) the Nondisclosure and Developments Agreements referred to in Section 8.5(iii) hereof; and

               (iv) the Escrow Agreement referred to in Section 8.5(iv) hereof, together with counterparts signed by the escrow agent named therein.

         9.6 Opinion of Hutchins, Wheeler & Dittmar. The Parent shall have delivered to the Company an opinion of Hutchins, Wheeler & Dittmar in the form annexed as Exhibit H hereto.

         9.7 Certificate of Merger. The Parent and Acquisition shall have executed and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger.

         9.8 Shares of Parent Common Stock. Subject to the delivery of certificates referenced in Section 8.7, deposit into escrow of shares of Parent Common Stock contemplated under Sections 2.8 and 11.5 and pursuant to the employment and consulting agreements listed on Schedule 9.8, of the number of shares of Parent Common Stock set forth in such agreements, at the Closing the Parent shall deliver to the Shareholders of the Company the shares of Parent
Common Stock issuable to the Shareholders of the Company pursuant to Section 2.2(a) hereof (subject to Section 2.2(c) hereof).

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual written consent of the Company and the Parent;

                  (b)      by either the Company or the Parent

               (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

               (ii) if the Effective Time shall not have occurred on or before July 26, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by the  Company,  if any of the  conditions  specified  in
Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (d) by the  Parent,  if any  of the  conditions  specified  in
Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

         10.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Sections 7.6, 13.6 and 13.7 and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XI

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         11.1 Indemnity Obligations of the Shareholders. Each of the Shareholders hereby jointly and severally, to the extent of the Escrow Shares, and several but not joint beyond the Escrow Shares, agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all losses, damages, deficiencies, liabilities, obligations,
actions,   claims,  suits,   proceedings,   demands,   assessments,   judgments,
recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever (collectively, "Losses") arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of the Company or the Shareholders which is contained in this Agreement or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Shareholders which are contained in or made pursuant to the terms and conditions of this Agreement. Each of the Shareholders further agrees that the Parent shall be entitled to make a claim against the Escrow Shares for reimbursement in full of any and all Losses incurred by Parent or the Company as a result of any claim made by Michael Downing against Parent or the Company based on any matter arising under or related to the Employment Agreement, dated May 18, 1999, between the Company and Michael Downing, or the Restricted Stock Award Agreement, dated May 18, 1999, between the Company and Michael Downing and, notwithstanding anything in this Agreement to the contrary, the limitation set forth in Section 11.6(a) shall not apply to reimbursement for such Losses.

         11.2 Appointment of Representative. Each of the Shareholders hereby appoints Riaz Valani as such Shareholder's exclusive agent to act on such Shareholder's behalf with respect to any and all Indemnity Claims arising under this Agreement. In such representative capacity, or any person who shall succeed in such representative capacity pursuant to the terms of the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof, is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Shareholders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders, as fully as if the Shareholders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with the Parent and its representatives regarding such claims, dealing with the Parent and the Escrow Agent under the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof with respect to all matters arising under such Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Parent and such Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon each of the Shareholders. The Shareholders hereby agree to indemnify and hold harmless Riaz Valani in his capacity as Representative from and against any loss, liability, damage, demand, claim, cost, suit, action or cause of action, judgment, award, assessment, interest, penalty or expense (including, without limitation, reasonable attorneys' fees) suffered or incurred by, for, on account of, arising from, or in connection with Mr. Valani's role as Representative.

         11.3 Notification of Claims. Subject to the provisions of Section 11.4 below, in the event of the occurrence of an event which the Parent asserts constitutes an Indemnity Claim, Parent shall provide the Representative (on behalf of the indemnifying parties) with prompt written notice of such event and shall otherwise promptly make available to the Representative all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Representative on behalf of the indemnifying parties shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist the indemnifying parties in connection with the handling of such claim, at the sole expense of the indemnifying parties, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying parties unless and until the indemnifying parties shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. Parent's failure to give timely notice or to promptly furnish the Representative with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by the indemnifying parties, except and only to the extent that such failure shall result in any material prejudice to the indemnifying parties. If so desired by any indemnifying parties, such parties may elect, at such parties' sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as such claim relates to the liability of the indemnifying parties, provided that such indemnifying parties shall obtain the consent of Parent before entering into any settlement, adjustment or compromise of such claim, or ceasing to defend against such claim. In connection with any Third-Party Claim, the indemnified party, or the indemnifying parties if they have assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

         11.4 Duration. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the relevant expiration date set forth below, the representations and warranties of the Company and the Shareholders contained in this Agreement shall expire on the first anniversary of the Closing Date. To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim.

         .1.5     Escrow

                  (a) At the Effective Time, the Escrow Shares shall be delivered, on a pro rata basis, together with a stock power endorsed in blank from each Holder, to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent") to be held for a period ending on the first anniversary of the Closing Date. Parent may make a claim for any Losses indemnified hereunder until the first anniversary of the Closing Date. The Escrow Shares shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as Exhibit C.

                  (b) Except with respect to (i) claims based on fraud committed by the Company or any Shareholder which are not limited and (ii) claims under Sections 3.4, 3.9, 3.11 and 3.13 with respect to which the limitations are set forth in Section 11.6 hereof and for which claims must be brought first against the Escrow Shares to the extent thereof, if the Closing occurs, Parent agrees that (A) Parent's sole and exclusive remedy and recourse against each of the Shareholders under this Agreement for Losses attributable to any inaccuracy in or breach of any representations or warranties or covenants contained herein shall be against such Shareholder's pro rata share of the Escrow Shares held in escrow pursuant to the Escrow Agreement and (B) with respect to Indemnity Claims related to an inaccuracy in or breach of any representation, warranty or covenant other than under Section 3.4, 3.9, 3.11 or 3.13, the Shareholders' maximum indemnification obligation shall be ten percent (10%) of the Merger Shares.

         11.6 Limitation on Indemnification. The Shareholders' obligations under this Article XI are subject to the following limitation: (a) Parent shall not be entitled to any recovery for an Indemnity Claim under Section 11.1 until the total amount of all Indemnity Claims under Section 11.1 exceeds Seventy-Five Thousand Dollars ($75,000) and then Parent shall only be entitled to recovery for the excess of Indemnity Claims over Seventy-Five Thousand Dollars ($75,000);
(b) the maximum indemnification obligation of the Shareholders with respect to claims based on any inaccuracy in or breach of Section 3.4, 3.9 or 3.13 shall be one hundred percent (100%) of the sum of the Initial Merger Consideration and the Earn-Out based on the value of the Initial Merger Consideration on the Closing Date and the value of the Earn-Out as determined under Section 2.2(a) hereof (such sum hereinafter referred to as the "Aggregate Merger Consideration"); (c)the maximum indemnification obligation of the Shareholders with respect to claims based on any inaccuracy in or breach of Section 3.11, if the Company or any Shareholder had actual knowledge, prior to Closing, that any representation or warranty in Section 3.11 was inaccurate or false or had been breached, shall be one hundred percent (100%) of the Aggregate Merger Consideration; and (d) the maximum indemnification obligation of the Shareholders with respect to claim based on any inaccuracy in or breach of
Section 3.11 shall be forty percent (40%) of the Aggregate Merger Consideration if neither the Company nor any Shareholder had actual knowledge, prior to Closing, that any representation or warranty in Section 3.11 was inaccurate or false or had been breached. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Section 11.6 or in Section 11.5 shall limit a claim based on fraud committed by the Company or any Shareholder.

         11.7 No Contribution. Each Shareholder hereby waives, and acknowledges and agrees that such Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent or the Company in connection with any indemnification obligation or any other liability which such Shareholder may become subject under or in connection with this Agreement or the Escrow Agreement.

                                   ARTICLE XII

                               REGISTRATION RIGHTS

         12.1 Registration Rights. (a) Parent shall file with the SEC a registration statement on Form S-3 (or any successor form to Form S-3) for a public resale offering of the shares of Parent Common Stock issued at the Closing (including the shares of Parent Common Stock issued pursuant to Sections
2.11 and 7.9 hereof) within thirty (30) days after the Closing Date (provided that the Shareholders have timely performed their obligations hereunder) and shall use commercially reasonable efforts to cause such registration statement to become and remain effective for the period ending on the first to occur of
(x) the date the distribution described in the registration statement is complete or (y) the first anniversary of the Closing Date. If for any reason Parent is not eligible to file such registration statement on Form S-3 (or any successor form to Form S-3), Parent shall effect such registration using such form as Parent is then eligible to use.

                  (b) In the case of any registration pursuant to this Section 12.1, Parent shall keep each person whose securities are to be registered thereunder (a "Selling Stockholder") advised of the initiation and completion of such registration. At its expense, except as provided in Section 12.1(b)(iv) below, Parent will promptly:

               (i) Prepare and file with the SEC the registration statement described in Section 12.1(a) above and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectuses used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (iii) Furnish to the Selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the securities covered by such registration statement;

               (iv) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (v) Notify each Selling Stockholder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vi) Cause all such shares of Parent Common Stock to be listed on each securities exchange or market system on which similar securities issued by the Parent are then listed; and

               (vii) Provide a transfer agent and registrar for all such shares of Parent Common Stock not later than the effective dates of such registration statements.

                  (c) Each Selling Stockholder and the Company shall provide Parent with all necessary and reasonable assistance in the preparation and filing of the registration statement required to be prepared and filed by Parent and all other obligations of Parent under this Section 12.1. Parent's obligations under this Section 12.1 are conditioned in all respects on the provision of all necessary and reasonable assistance to Parent by each Selling Stockholder.

                  (d) Parent shall pay the expenses incurred by it in complying with its obligations under this Article XII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for Parent, and fees and expenses of accountants for Parent.

                  (e) Parent shall have the right, upon the advice of the Board of Directors of Parent (the "Board"), upon giving written notice to each Selling Stockholder of the exercise of such right, to require such Selling Stockholder not to sell any shares pursuant to the registration statement filed pursuant to
Section 12.1(a) for a reasonable period (as determined in good faith by the Board) from the date on which such notice is given (a "black-out period"), if
(i)(A) Parent or any of its subsidiaries is engaged in or proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to Parent or any of its subsidiaries, in each case which is material to Parent (as reasonably determined by the Board) (any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgment of the Board, after consultation with and acting upon the written advice of outside counsel, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would, in the reasonable judgment of the Board, be adverse to the interests of Parent, or (ii) the Board, in its reasonable judgment, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, each Selling Stockholder agrees not to sell any shares under such registration statement for such period of time as the Board, acting on the advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than thirty (30) calendar days and, in the aggregate, all black-out periods in any twelve (12) month period shall not include more than ninety (90) calendar days. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under Section 12.4(a) shall be extended for a period equal to the black-out period.

         12.2 Indemnification. (a) Parent agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Parent Common Stock with rights under this Section 12, against all damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such holder with a sufficient number of copies of the same.

                  (b) In connection with any registration statement in which a holder of Parent Common Stock with rights under this Section 12 is participating, each such holder will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against all damages resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder specifically for use in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Parent Common Stock with rights under this Section 12, pursuant to such registration statement.

                  (c) Any Person entitled to indemnification  under this Section
12.2 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         12.3 Current Public Information. Until the earlier of the second anniversary of the Closing Date or the date all shares of Parent Common Stock subject to this Section 12 have been sold, Parent will timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder or holders of Parent Common Stock with rights under Section 12.1 may reasonably request, all to the extent required to enable such holders to sell their shares pursuant to Rule 144 under the Securities Act and pursuant to Form S-3 or similar registration form hereunder adopted by the SEC. Upon written request, Parent will deliver to such holders a written statement as to whether it has complied with such requirements.

         12.4 Termination of Registration Rights. Notwithstanding the foregoing provisions of this Article XII, Parent's obligations pursuant to Sections 12.1 and 12.2 shall terminate upon (a) the first anniversary of the Closing Date, or
(b) if earlier, with respect to a given Shareholder, at the time such Shareholder may sell all of his or her shares of Parent Common Stock in compliance with Rule 144 in a single 90 day period under the Securities Act.

         12.5  Transferability  of  Registration  Rights.  The rights under this
Section 12 are not transferable except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, or (c) with the written consent of Parent.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Amendment. This Agreement may be amended by written agreement among each of the parties hereto prior to the Effective Time.

         13.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         13.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

                  (a)      if to the Company, to:

                           Internet Music Distribution, Inc.
                           101 California Street, Suite 3050
                           San Francisco, CA  94111
                           Attention:  President

                           with a copy to:

                           Perkins Coie LLP
                           250 Montgomery Street, 16th Floor
                           San Francisco, CA  94104
                           Attention:  Mark Albert, Esq.

                  (b)      if to the Parent or Acquisition, to:

                           Lycos, Inc.
                           400-2 Totten Pond Road
                           Waltham, MA  02451
                           Attention:  Chief Financial Officer

                           with copies to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Francis J. Feeney, Esq.

                  (c)      If to the Shareholders or the Representative:

                           Riaz Valani
                           c/o Perkins Coie LLP
                           250 Montgomery Street, 16th Floor
                           San Francisco, CA  94104
                           Attention:  Mark Albert, Esq.

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         13.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         13.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.

         13.6 Public Announcements. Promptly upon execution and delivery of this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         13.9 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Nondisclosure Agreement. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Nondisclosure Agreement.

         13.10 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                       * * *

                                   LYCOS, INC.
                           COUNTERPART SIGNATURE PAGE
                          AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                              LYCOS, INC.


                            By:  /s/Edward M. Philip
                               Name:  Edward M. Philip
                               Title: C00/CFO


                              DI ACQUISITION CORP.


                             By:  /s/Edward M. Philip
                               Name:  Edward M. Philip
                               Title: President

                                   LYCOS, INC.
                           COUNTERPART SIGNATURE PAGE
                          AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                             INTERNET MUSIC DISTRIBUTION, INC.


                              By:  /s/Riaz Valani
                                 Name:  Riaz Valani
                                 Title: President

                                   LYCOS, INC.
                           COUNTERPART SIGNATURE PAGE
                          AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                            SHAREHOLDERS:


                            /s/Riaz Valani
                               Riaz Valani

                            /s/Al-Riaz Adatia
                               Al-Riaz Adatia

                            /s/Tabreez Verjee
                               Tabreez Verjee

                            GLOBAL ASSET CAPITAL, LLC


                            By:  /s/ Riaz Valani
                              Name:  Riaz Valani
                              Title:  Managing Director

                               /s/Pol Llovett
                                  Pol Llovett

                               /s/Tina Sabich
                                  Tina Sabich

                               /s/Michael Downing
                                  Michael Downing

                               /s/Ian Lyman
                                  Ian Lyman

                                  LYCOS, INC.
                           COUNTERPART SIGNATURE PAGE
                          AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                                    SHAREHOLDERS:

                                    MR2V, LLC


                                    By:  /s/ David C. Touve
                                      Name:  David C. Touve
                                      Title:  CEO/Founder

                                    /s/ Tony Million
                                        Tony Million

                                    /s/ David Touve
                                        David Touve

                                    /s/ Nicholas Viven
                                        Nicholas Viven

                                    /s/ Andrew McCann
                                        Andrew McCann